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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

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                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


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       DATE OF REPORT (Date of earliest event reported):  JUNE 1, 1998



                                TELTREND INC.
             (Exact Name of Registrant as Specified in Charter)



                 DELAWARE                                 0-26114                           13-3476859
(State or Other Jurisdiction of Incorporation)     (Commission File Number)     (IRS Employer Identification No.)




     620 STETSON AVENUE, ST. CHARLES, ILLINOIS                  60174-1700
      (Address of Principal Executive Offices)                  (Zip Code)




Registrant's telephone number, including area code:    (630) 377-1700







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Item 5.  Other Events.

        On June 1, 1998, Teltrend Inc. (the "Registrant") executed Amendment No. 1 to Rights Agreement (the "Amendment"), which amended the Rights Agreement, dated as of January 16, 1997, between the Registrant and LaSalle National Bank, as Rights Agent (the "Rights Agreement"). The Amendment increased the percentage beneficial ownership threshold at which the Preferred Share Purchase Rights (the "Rights") issued under the plan become exercisable. As amended, the Rights will be exercisable if a person or group acquires, in the aggregate, 20% or more of the Registrant's Common Stock or announces a tender offer for 20% or more of the Registrant's Common Stock. Previously, the Rights would have become exercisable if a person or group acquired or announced a tender offer for 15% or more of the Registrant's Common Stock.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibit

Number     Description

  4.1 Amendment No. 1 to Rights Agreement, dated as of June 1, 1998, between Teltrend Inc. and LaSalle National Bank.

 99.1 Press Release, dated June 2, 1998, announcing the amendment to the Teltrend Stockholder Rights Plan.





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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           TELTREND INC.


Date: June 12, 1998                        By:  /s/ Douglas P. Hoffmeyer
                                              ----------------------------------
                                                    Douglas P. Hoffmeyer
                                                    Vice President - Finance,
                                                    Secretary and Treasurer









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EXHIBIT INDEX

  Exhibit

  Number     Description

    4.1 Amendment No. 1 to Rights Agreement, dated as of June 1, 1998, between Teltrend Inc. and LaSalle National Bank.

   99.1 Press Release, dated June 2, 1998, announcing the amendment to the Teltrend Stockholder Rights Plan.











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